UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2019

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2019, Lincoln Educational Services Corporation (the “Company”) entered into an employment agreement with Stephen M. Buchenot, the Company’s Senior Vice President of Campus Operations, pursuant to which Mr. Buchenot will continue to serve in such position (the “Buchenot Employment Agreement”).  The full text of the Buchenot Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Prior to the effectiveness of the Buchenot Employment Agreement on April 3, 2019, Mr. Buchenot was an at-will employee of the Company.

The Buchenot Employment Agreement, which will expire on December 31, 2020, unless sooner terminated in accordance with its terms, provides to Mr. Buchenot an annual base salary of $289,893.00 commencing on April 3, 2019.  Any adjustment of his base salary during the term of the Buchenot Employment Agreement will be at the discretion of the Company’s Board of Directors or the Compensation Committee, but would be an upward adjustment only.  Under the Buchenot Employment Agreement, Mr. Buchenot is eligible to earn an annual bonus in 2019 and 2020, in each case based on performance targets or other criteria as determined by the Board of Directors or the Compensation Committee for such year and payable no later than March 15 with respect to the prior year.

Under the terms of the Buchenot Employment Agreement, the Company may terminate Mr. Buchenot’s employment at any time with or without Cause and Mr. Buchenot may resign from his employment at any time, with or without Good Reason (in each case as such terms are defined in the Buchenot Employment Agreement).  In the event that Mr. Buchenot’s employment is terminated by the Company for Cause or Mr. Buchenot resigns without Good Reason, he would be entitled to receive only his accrued and unpaid compensation through the date of his termination or resignation, except that if termination or resignation occurred prior to the payment of any annual bonus due to him for a completed year, Mr. Buchenot would not be entitled to receive such annual bonus.  In the event of Mr. Buchenot’s death or the termination of his employment by the Company due to his Disability (as such term is defined in the Buchenot Employment Agreement), Mr. Buchenot or his estate, as applicable, would be entitled to receive (i) his accrued, unpaid base salary and benefits due to him through the date of his death or termination, including any unpaid annual bonus for a completed prior year, (ii) a prorated portion of the target amount of his annual bonus for the year in which his death or the termination of his employment occurred and (iii) all outstanding reasonable travel and other business expenses incurred by him.  In addition, all of Mr. Buchenot’s restricted stock and stock option awards would become fully vested and each stock option would become exercisable for one year from the date of his death or termination or until the stock option’s normal expiration date, if earlier; provided however, that if a stock option award specifically provides for a longer post-employment exercise period, such longer exercise period will apply.  In the event that Mr. Buchenot’s employment is terminated by the Company without Cause or Mr. Buchenot resigns for Good Reason, in addition to his right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination or resignation of employment, including any accrued unpaid bonuses for a completed year, subject to Mr. Buchenot’s execution of a release in favor of the Company and its subsidiaries and affiliates, Mr. Buchenot would be entitled to receive a lump sum payment on the 60th day following termination of employment equal to (a) one and one-half times the sum of (i) his annual base salary and (ii) the target amount of the annual bonus for Mr. Buchenot in the year in which the termination of employment occurs, (b) all outstanding reasonable travel and other business expenses incurred by him through the date of termination and (c) the estimated employer portion of premiums that would be necessary to continue Mr. Buchenot’s coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Buchenot become insured under a subsequent healthcare plan). In addition, Mr. Buchenot would be entitled to receive a prorated portion of his annual bonus for the year of termination, which prorated annual bonus would be paid in a lump sum on the date that bonuses for the year in which Mr. Buchenot’s employment ended are paid generally to the Company’s senior executives (but no later than March 15th of the year following the year in which his employment ended).

The Buchenot Employment Agreement further provides that, upon a Change in Control of the Company (as defined in the Buchenot Employment Agreement), (a) the term of the Buchenot Employment Agreement will be automatically extended for an additional two-year term commencing on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control and (b) all outstanding restricted stock and stock options held by Mr. Buchenot will vest in full and all stock options will become immediately exercisable on the date of the Change in Control.  The Buchenot Employment Agreement also provides that if any amounts due to Mr. Buchenot pursuant to the Buchenot Employment Agreement or any other plan or arrangement constitute a “parachute payment” for purposes of Section 280G of the Internal Revenue Code and the amount of the parachute payment (after taking into account all taxes, including excise taxes) is less than the amount Mr. Buchenot would receive if he was paid three times his “base amount” (as defined under Section 280G of the Internal Code), less one dollar (after taking into account all taxes, including excise taxes), then the aggregate of the amounts constituting the parachute payment will be reduced (or returned by Mr. Buchenot if already paid to him) to an amount that will equal three times Mr. Buchenot’s base amount less one dollar.

The agreement also contains a two-year post-employment noncompetition covenant, a one-year post-employment nonsolicitation covenant and a standard confidentiality provision.

The foregoing description of the Buchenot Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Buchenot Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement dated April 3, 2019 between the Company and Stephen M. Buchenot.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: April 5, 2019

	By:	/s/	Brian K. Meyers
	Name:		Brian K. Meyers
	Title:		Executive Vice President, Chief Financial Officer and Treasurer

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